UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2025

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.
1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania)	23-2758192
645 Hamilton Street
Allentown, PA 18101
(610) 774-5151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol:	Name of each exchange on which registered
Common Stock of PPL Corporation	PPL	New York Stock Exchange
Junior Subordinated Notes of PPL Capital Funding, Inc. 2007 Series A due 2067	PPL/67	New York Stock Exchange

☐   Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 8 – Other Events

Item 8.01	Other Events

On February 14, 2025, PPL Corporation (the “Company”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, as our agents (each, a “Sales Agent” and collectively, the “Sales Agents”), Barclays Bank PLC, Bank of America, N.A., Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Royal Bank of Canada, The Bank of Nova Scotia and Wells Fargo Bank, National Association (each, in its capacity as purchaser under any Forward Agreement (as defined below), a “Forward Purchaser” and collectively, the “Forward Purchasers”) and Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC (each, as agent for its affiliated Forward Purchaser in connection with the offering and sale of any shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in connection with a Forward Agreement (as defined below), a “Forward Seller” and collectively, the “Forward Sellers”). Concurrently with its entry into the Equity Distribution Agreement, the Company entered into separate master forward confirmations (collectively, the “Master Forward Confirmations”), each dated February 14, 2025, by and between the Company and each of the Forward Purchasers, a form of which is attached as Exhibit B to the Equity Distribution Agreement.

Pursuant to the terms of the Equity Distribution Agreement, the Company may sell, from time to time, up to an aggregate sales price of $2.0 billion of Common Stock, through or to the Sales Agents, as sales agents and/or principals, or pursuant to any Forward Agreement (as defined below). Sales of Common Stock made pursuant to the Equity Distribution Agreement, if any, may be made by means of ordinary brokers’ transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of sale or negotiated transactions, or as otherwise agreed with the applicable Sales Agent. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including among others, market conditions, the trading price of the Common Stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company. Any such Common Stock sold will be offered and sold pursuant to the Company’s registration statement on Form S-3 (File No. 333-277140) filed with the Securities and Exchange Commission on February 16, 2024, or a subsequent replacement registration statement.

The Equity Distribution Agreement provides that, in addition to the sale of Common Stock by the Company through the Sales Agents, the Company may also enter into forward sale agreements pursuant to any Master Forward Confirmation and related supplemental confirmations to be entered into between the Company and the relevant Forward Purchaser pursuant thereto (each supplemental confirmation, together with the related Master Forward Confirmation, a “Forward Agreement”). In connection with any Forward Agreement, pursuant to the Equity Distribution Agreement, the relevant Forward Purchaser has agreed to use commercially reasonable efforts consistent with its normal trading and sales practices to borrow from third parties and, through the relevant Forward Seller, sell a number of shares of Common Stock equal to the number of shares of Common Stock underlying the particular Forward Agreement.

The Company will not initially receive any proceeds from the sale of borrowed shares of Common Stock by a Forward Seller. The Company expects to receive proceeds upon future physical settlement of the relevant Forward Agreement with the relevant Forward Purchaser on dates specified by the Company in the relevant Forward Agreement, which are expected to be on or prior to the maturity date of the relevant Forward Agreement.

In connection with each Forward Agreement, the relevant Forward Seller will receive, in the form of a reduced initial forward sale price payable by the relevant Forward Purchaser under the relevant Forward Agreement, commissions at a mutually agreed rate not to exceed 2.0% of the gross sales price of all borrowed shares of Common Stock sold during the applicable forward hedge selling period by it as a Forward Seller.

The initial forward sale price per share under each Forward Agreement will equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume weighted average price per share at which the shares of Common Stock are sold by the Sales Agents pursuant to the Equity Distribution Agreement, subject to the price adjustment provisions of such Forward Agreement. If the Company elects to physically settle any Forward Agreement by delivering Common Stock, it will receive an amount of cash from the Forward

Purchaser equal to the product of the initial forward sale price per share under such Forward Agreement and the number of shares underlying such Forward Agreement, subject to the price adjustment and other provisions of the Forward Agreement. Each Forward Agreement will provide that the initial forward sale price, as well as the sales prices used to calculate the initial forward sale price, will be subject to adjustment based on a floating interest rate factor equal to the specified daily rate less a spread. In addition, the initial forward sale price will be subject to decrease on certain dates specified in the applicable Forward Agreement by the amount per share of quarterly dividends the Company expects to declare during the term of such Forward Agreement. If the specified daily rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.

Except under the circumstances described in the next sentence, the Company has the right, in lieu of physical settlement of any Forward Agreement, to elect cash or net share settlement of such Forward Agreement. Each Forward Purchaser will have the right to accelerate its Forward Agreement and require the Company to physically settle on a date specified by the Forward Purchaser under the terms described in the Forward Agreement.

The Company intends to use the net proceeds, if any, (x) from the offering, after deducting the Sales Agents’ commissions and its offering expenses and (y) payable upon settlement of any Forward Agreement, in each case, for general corporate purposes.

The descriptions of the Equity Distribution Agreement and the Master Forward Confirmations above are qualified in its entirety by reference to the text of the Equity Distribution Agreement, including the form of Master Forward Confirmation attached as Exhibit B thereto, a copy of which is included as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

1.1 –	Equity Distribution Agreement, dated February 14, 2025, by and among PPL Corporation and Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, acting as managers, Barclays Bank PLC, Bank of America, N.A., Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Royal Bank of Canada, The Bank of Nova Scotia and Wells Fargo Bank, National Association, acting as forward purchasers, and Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC acting as forward sellers, including the Form of Master Forward Confirmation attached thereto as Exhibit B.

5.1 –	Opinion of W. Eric Marr, Esq.

23.1 –	Consent of W. Eric Marr, Esq. (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers
Vice President and Controller

Dated: February 14, 2025